Exhibit 10.7

AMENDMENT TO ACQUISITION AGREEMENT AND ASSIGNMENT AND ASSUMPTION

This Amendment to Acquisition Agreement and Assignment and Assumption, dated as of December 31, 2006 (this “Amendment, Assignment and Assumption”), among other things, (i) amends the Acquisition Agreement , dated as of November 7, 2005 (the “Agreement”), between NEWKIRK REALTY TRUST, INC., a Maryland corporation (the “Company”) and WINTHROP REALTY TRUST (formerly First Union Real Estate Equity and Mortgage Investments), an Ohio business trust (“Winthrop”), and (ii) effects the assignment to and the assumption by LEXINGTON CORPORATE PROPERTIES TRUST, a Maryland real estate investment trust (“Lexington”) of the Company’s rights and obligations under the Agreement.

RECITALS

WHEREAS, pursuant to the Agreement, among other things, the Company issued to Winthrop 1,250,000 shares of Newkirk common stock, par value $.01 (as defined in the Agreement, the “Shares”), in consideration of the assignment to Newkirk of Winthrop’s rights solely with respect to Net Lease Assets (as defined in the Agreement) under the Exclusivity Services Agreement between Winthrop and Michael L. Ashner (“Ashner”), dated as of December 31, 2003, as amended as of October 27, 2005 (the “Exclusivity Agreement”);

WHEREAS, pursuant to Section 5.01 of the Agreement, 625,000 of the Shares were fully vested upon issuance, and an additional 625,000 Shares were to become vested in Winthrop and not subject to forfeiture pursuant to Section 5.02 of the Agreement, ratably over a 36-month period beginning with the date of the Agreement, provided that all of the Shares shall immediately vest in Winthrop upon certain events including under certain circumstances, the termination of the Advisory Agreement, dated November 7, 2005, between the Company, The Newkirk Master Limited Partnership and NKT Advisors LLC (the “Advisory Agreement”);

WHEREAS, in connection with the merger of the Company with and into Lexington (the “Merger”), the Advisory Agreement will be terminated, effective as of the effective time of the Merger (the “Effective Time”) and as a result thereof, all Shares subject to forfeiture are no longer subject to forfeiture (the “Vesting”) and NKT Advisors LLC has been paid a fee of $12,500,000 (the “Advisory Termination Fee”) in lieu of fees required to be paid to NKT Advisors LLC by the Company upon termination of the Advisory Agreement, with $5,500,000 of the Advisory Termination Fee to be attributed to the Incentive Management Fee, as defined in the Advisory Agreement, in connection with such termination; and the Shares are no longer subject to that certain Lock-Up Agreement between Winthrop and Bear Stearns dated as of November 1, 2005 (the “Lock-Up Agreement Termination”); and

WHEREAS, in connection with the Merger, the parties deem it advisable that, (i) the Agreement be amended, among other things, to provide that all unvested Shares shall become immediately vested in Winthrop and no longer subject to forfeiture, (ii) the rights and obligations of the Company under the Agreement shall be assigned to and assumed by Lexington and (iii)

Winthrop shall consent to the assignment to Lexington of all of the Company’s rights and obligations under the Exclusivity Assignment (as defined in the Agreement).

NOW THEREFORE, in consideration of the foregoing and mutual provisions and agreements contained herein, the parties hereto agree as follows:

1.             Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

2.            Article I of the Agreement shall be amended by deleting the definition of “Reversion Event” in its entirety and inserting the following:

“Reversion Date shall mean, (i) if Lexington Corporate Properties Trust (“Lexington”) shall have theretofore terminated the employment of Michael L. Ashner other than for “Cause” (as defined in the Employment Agreement between Lexington and Ashner), or if Ashner shall have theretofore terminated his employment with Lexington for “Good Reason” (as defined in the Employment Agreement), the later of the date of such termination and the date on which Michael L. Ashner ceases to be a trustee of Lexington; or (ii) other than as set forth in (i) above, the six month anniversary of the later of (1) any date on which Michael L. Ashner ceases to be an officer of Lexington and (2) any date on which Michael L. Ashner ceases to be a trustee of Lexington.

3.            Section 5.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Section 5.01    Vesting. As of the effective time (the “Effective Time”) of the merger of the Company with and into Lexington, all of the Shares shall be fully vested and not subject to forfeiture under Section 5.02.”

4.            Section 5.05 of the Agreement is hereby amended and restated to read as follows:

“Section 5.05    Termination of Exclusivity Assignment. Upon any Reversion Date, the Exclusivity Assignment shall immediately terminate without any further action on the part of either party and all rights assigned to Newkirk pursuant to this Agreement (and further assigned to Lexington as of the Effective Time) and any assignment delivered in connection therewith (including as a result of the assignment of the Exclusivity Assignment to Lexington as of the Effective Time) shall revert to Winthrop Realty Trust.”

5.            Except as specifically modified herein, all of the terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

6.            From and after the Effective Time, (i) the Company hereby sells, transfers, assigns, conveys, sets over and confirms all of its right, title and interest under the Agreement to Lexington and (ii) Lexington hereby assumes all obligations and liabilities of the Company thereunder. Without limiting the foregoing, by executing this Amendment, Assignment and

Assumption, Lexington shall become a counterparty to the Agreement in the place of the Company.

7.            Winthrop hereby confirms and consents to the assignment of all of the Company’s obligations under the Agreement and the Exclusivity Assignment to Lexington and the assumption by Lexington of all of the Company’s duties, obligations and liabilities thereunder. For the avoidance of doubt, Winthrop hereby acknowledges and agrees, in the event Lexington acquires, in any manner, assets other than Net Lease Assets (as defined in the Agreement), that neither Winthrop nor any of its affiliates (other than Ashner under his employment agreement with Lexington) shall have any claim or cause of action of any nature whatsoever based on the occurrence of any such acquisition against Lexington or any of its affiliates (other than Ashner) under the Agreement, this Amendment, Assignment and Assumption, the Amended and Restated Exclusivity Services Agreement, dated as of the date hereof between Lexington and Ashner, or otherwise.

8.            Subject to the occurrence of the Lock-Up Agreement Termination, the Vesting and the payment of the Advisor Termination Fee, the Company and Winthrop hereby represent to Lexington that as of the Effective Time (i) all obligations of either the Company or Winthrop under the Agreement have been satisfied and (ii) neither of such parties is in default under the Agreement.

9.            This Amendment, Assignment and Assumption shall be governed by, and construed in accordance with, the internal laws of the State of New York.

10.          This Amendment, Assignment and Assumption may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

                IN WITNESS WHEREOF, the parties have caused this Agreement, Assignment and Assumption to be executed as of the date first written above.

NEWKIRK REALTY TRUST, INC.

By: /s/ Peter Braverman

Name: Peter Braverman
Title: President

WINTHROP REALTY TRUST

By: /s/ Peter Braverman

Name: Peter Braverman
Title: President

LEXINGTON CORPORATE PROPERTIES TRUST

By:  /s/ T. Wilson Eglin
Name: T. Wilson Eglin
Title: Chief Executive Officer

Amendment to Acquisition Agreement and Assignment and Assumption